EXHIBIT B-3
DRAFT


PROXY                         CINERGY CORP.                 PROXY


    The undersigned hereby appoints Jackson H. Randolph, James E.
Rogers, and J. Wayne Leonard, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated hereon and in their discretion with respect to any other business properly brought before the Annual Meeting, all the shares of common stock of Cinergy Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 26, 1996 or any adjournment(s) or postponement(s) thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, the proxy will be voted "FOR" Item 1, "FOR" Item 2, and "FOR" Item 3.

     Indicate your vote by an (X). The Board of Directors recommends voting FOR Item 1, FOR Item 2, and FOR Item 3.

ITEM

1. Election of Directors /  / FOR - ALL Nominees /  / WITHHELD - ALL
Nominees
                             (except as marked to the contrary below)

    Nominees: Class II - Melvin Perelman, Thomas E. Petry, Jackson H. Randolph, Philip R. Sharp, Van P. Smith, and Dudley S. Taft

2. Adoption of Cinergy Corp. 1996 Long-Term Incentive Compensation Plan
    /  /  FOR                /  / AGAINST                  /  / ABSTAIN

3. Adoption of Proposed Amendment to Cinergy Corp. Annual Incentive Plan
 /  /  FOR                                       /  / AGAINST
/  / ABSTAIN

    (Continued and to be signed and dated on the reverse side and returned promptly in the enclosed envelope.)
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SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN
ACCORDANCE WITH INSTRUCTIONS APPEARING ON THE PROXY. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Please check box if
you plan to attend     /  /
the Annual Meeting.




Signature(s):                          Dated               ,1996
    Please sign exactly as name(s) appear on this proxy, and date this proxy. If joint account, each joint owner should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.
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